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                                                                     EXHIBIT 3.1


                                 AMENDMENT NO. 1
                             TO AMENDED AND RESTATED
                           CERTIFICATE OF DESIGNATIONS
                  OF SERIES C 6% CONVERTIBLE PREFERRED STOCK OF
                                   ESAT, INC.



        Pursuant to Section 78-1955 of the General Corporation Law of Nevada (the "NGCL), the undersigned duly authorized officers of ESAT, INC., a Nevada corporation (the "Company"), hereby certify that (i) the following resolution to amend the Certificate of Designations of the Company's Series C 6% Convertible Preferred Stock was duly adopted on September 28, 2000, by the Board of Directors of the Company pursuant to authority conferred on the Board of Directors by the provisions of the Articles of Incorporation of the Company (as amended) and in accordance with the provisions of the NGCL; (ii) said resolution was approved on October 5, 2000, by written consent of all holders of the Company's Series C 6% Convertible Preferred Stock in accordance with Section 78-1955(3) of the NGCL; (iii) there are no securities senior to the Series C 6% Convertible Preferred Stock which must approve said resolution; and (iv) said resolution has not been amended or rescinded and is in full force and effect at the date hereof:

        WHEREAS, pursuant to the authority expressly granted and vested in the Board of Directors of the Company by the Company's Articles of Incorporation, as amended to date, the Board of Directors created as of December 29, 1999 a series of the Company's authorized preferred stock, $.001 par value per share, designated "Series C 6% Convertible Preferred Stock" and consisting of 50,000 shares, with the voting powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions set forth on the Certificate of Designations of Series C 6% Convertible Preferred Stock filed with the Nevada Secretary of State on December 29, 1999 (the "Certificate of Designations"); and

        WHEREAS, the Certificate of Designations was amended and restated pursuant to an Amended and Restated Certificate of Designations of Series C 6% Convertible Preferred Stock filed with the Secretary of State of Nevada on April 20, 2000 (the "Amended and Restated Certificate of Designations"); and

        WHEREAS, the Board of Directors of the Company deems it to be in the best interests of the Company and its shareholders to amend the Amended and Restated Certificate of Designations;

        THEREFORE, RESOLVED, that the Amended and Restated Certificate of Designations shall be, and hereby is, amended as follows, such amendments to become effective upon the filing of this Amendment No. 1 to Amended and Restated Certificate of Designations:

        1. Section 1(b)(iv) is hereby amended by deleting the following phrase from the definition of "Conversion Price:"


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                "provided however, that for a period ending 15 months from the issue date, the Conversion Price shall not be less than $2.50 per share."

        2. Section 5(a) hereby is amended by deleting the following sentence from said Section 5(a):

                "Notwithstanding anything to the contrary in the previous sentence, if the Quoted Price declines below $2.00 per share, the Corporation may suspend conversions once only for up to ten Trading Days."

        RESOLVED FURTHER, that with the exception of the foregoing amendments, the Amended and Restated Certificate of Designations is hereby reaffirmed by this Board of Directors.

        IN WITNESS WHEREOF, this Certificate has been executed on behalf of the Company by the undersigned on the fifth day of October 2000.

                                      ESAT, INC.

                                      By
                                          -----------------------------------
                                          Chester L. Noblett, Jr.
                                          President and Chief Executive Officer

                                      By
                                          -----------------------------------
                                          Mark S. Basile,
                                          Secretary



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CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of       California
        -----------------------------------

County of      Los Angeles
         -----------------------------------

On              before me,
   ------------           ------------------------------------------------------
       Date               Name, Title of Officer-E.G., "Jane Doe, Notary Public"

personally appeared     Chester L. Noblett, Jr. and Mark S. Basile
                        --------------------------------------------------------
                                            Name(s) of Signer(s)

[ ]  personally known to me - OR - [ ]  proved to me on the basis of satisfactory evidence to be the
                                        person(s) whose name(s) is/are
                                        subscribed to the within instrument and
                                        acknowledged to me that he/she/they
                                        executed the same in his/her/their
                                        authorized capacity(ies), and that by
                                        his/her/their signature(s) on the
                                        instrument the person(s),or the entity
                                        upon behalf of which the person(s)
                                        acted, executed the instrument

                                           WITNESS my hand and official seal.

                                           ----------------------------------
                                                  Signature of Notary

                                    OPTIONAL
------------------------------------        ------------------------------------

Though the data below is not required by law, it may prove valuable to persons relying on the document and prevent fraudulent reattachment of this form.

CAPACITY CLAIMED BY SIGNER                DESCRIPTION OF ATTACHED DOCUMENT


[ ]     INDIVIDUAL

[X]     CORPORATE                          Certificate of Amendment
                                          --------------------------------------
                                          TITLE OR TYPE OF DOCUMENT
-----------------------------------------
                 Title(s)

[ ]     PARTNERS      [ ]   LIMITED

                      [ ]   GENERAL        3
                                          --------------------------------------
[ ]     ATTORNEY-IN-FACT                  NUMBER OF PAGES

[ ]     TRUSTEE(S)

[ ]     GUARDIAN/CONSERVATOR

[X]     OTHER President and Secretary,    October  5, 2000
              ------------------------    --------------------------------------
              respectively                DATE OF DOCUMENT
        ------------------------------

SIGNER IS REPRESENTING:      ESAT, INC.
Name of Person(s) or Entity(ies)                  None
                                          --------------------------------------
                                          SIGNER(S) OTHER THAN NAMED ABOVE





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